JNL Series Trust 485BPOS

Ex. 99.28(j)

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 23, 2024, with respect to the financial statements of each of the funds comprising JNL Series Trust, as of December 31, 2023, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ KPMG
Chicago, Illinois
April 22, 2024